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                                                                    EXHIBIT 10.7

                           SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE (this "AMENDMENT") is made as for this 30th day of September, 1998, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner ("LANDLORD"), and Advance Paradigm Clinical Services, Inc., a Maryland corporation ("TENANT").

                                    Recitals

     A. WHEREAS, Landlord and Paradigm Pharmacy Management entered into a Lease dated March 16, 1994, as amended, (collectively, the "LEASE"), for Suites 1000, 601 and 600 consisting of approximately 18,260 square feet (the "INITIAL LEASED PREMISES"), which has an address of 11350 McCormick Rd., Hunt Valley, Maryland 21031, and is known as Executive Plaza II (the "PROPERTY"). The parties acknowledge and agree that Tenant has leased and occupied Suite 601 (approximately 1,055 square feet) since January 13, 1997 and that Suite 601 is subject to all of the terms and covenants of the Lease.

     B. WHEREAS, by separate agreement, Paradigm Pharmacy Management transferred all of its rights, titles and interest in the Lease to Tenant.

     C. WHEREAS, Landlord and Tenant now desire to amend certain provisions of the Lease to provide Tenant with additional office space in the Property.

                                   Agreements

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:

     1.1. Term. Commencing November 1, 1998 the term of the Lease shall be extended for one year and two months and the Expiration Date as set forth in Paragraph 1.A. of the Lease, as amended, shall be October 31, 2000. The renewal option(s) as set forth in Section 1.B. of the Lease shall remain in full force and effect and shall apply to the extended lease term.

     1.2. Leased Premises. Commencing November 1, 1998, the Leased Premises shall consist of approximately 20,733 square feet, and shall be comprised of the Initial Leased Premises (Suites 1000,601 and 600) and an additional 2,473 square feet known as Suite 603 of Executive Plaza II (the "ADDITIONAL LEASED PREMISES"). The Additional Leased Premises are more particularly depicted as outlined in red on Exhibit A, attached hereto and made a part hereof.

     1.3. Rent. Commencing November 1, 1998, Tenant shall pay to Landlord annual basic rent of Three Hundred Seventy-Three Thousand One Hundred Ninety-Four and 00/100 Dollars ($373,194.00) payable in equal monthly installments of Thirty-One Thousand Ninety Nine and 50/100 Dollars ($31,099.50). Commencing June 1, 1999, and for each twelve (12) month period thereafter, the annual basic rent shall be increased to an amount equal to 103% of the annual basic rent for the immediately preceding twelve (12) month period as set forth in Section 2.C. of the Lease.

     1.4. Tenant Improvements. Landlord, at its sole cost and expense shall construct the Additional Leased Premises using Tenant's choice of building standard materials in accordance with the plan dated June 25, 1998 prepared by Rubeling & Associates attached hereto and made a part hereof as Exhibit B.

     1.5. First Right of Offer. The term "First Offer Space" shall mean the spaces on the sixth (6th) floor of the Property known as Suites 602 and 604. Upon receipt of notice by Tenant that the First Offer Space is available for lease, Tenant shall have the one-time Right of First Offer and shall have ten
(10) business days from receipt of the notice in which to lease the First Offer Space, which acceptance must be made in writing and be received by the Landlord before the expiration of said ten (10) day period. If Tenant exercises its Right of First Offer, Landlord and Tenant shall negotiate in good faith with the terms of the First Offer Space. If Landlord and Tenant do not, within thirty
(30) days after the 10 day period, enter into an amendment of the Lease incorporating the terms under which the First Offer shall become null and void. If Tenant fails to exercise the First Offer Space, then the same shall terminate and Landlord shall be free to lease the first offer space to another tenant.

[INITIAL STAMP]

     1.6. Underground Parking. So long as Tenant is not in default under the Lease, Landlord shall allocate to Tenant two (2) additional reserved parking spaces for a total of four (4) in the lower level indoor parking area of Executive Plaza. Said spaces shall be free to charge. Except as otherwise expressly set forth in this Section 1.6., the terms and conditions of Tenant's use of said parking spaces shall be governed by a separate Application and Lease for Executive Plaza Lower Lever Indoor Parking executive by Tenant and Landlord.

     Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and shall not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or the Lease.

     Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same meaning ascribed to them in the Lease.
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     Section 4. Interpretation. All other terms, covenants and conditions of the Lease shall remain unchanged and continue in full force and effect except as such terms, covenants and conditions have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

     Section 5. Representations. Tenant hereby represents and warrants to Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all of the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person's consent thereto or joinder therein.

     Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on their behalf by their duly authorized representative, as of the date first above written.

WITNESS/ATTEST:                         Landlord:

                                        HILL MANAGEMENT SERVICES, INC.
                                        agent for the owner

/s/ KRISTYN L. HARVEY                   By: [ILLEGIBLE]                   (SEAL)
---------------------                      ------------------------------

                                        Title: VP
                                              ---------------------------

                                        Date: 9/30/98
                                             ----------------------------

WITNESS/ATTEST:                         Tenant:

                                        ADVANCE PARADIGM CLINICAL SERVICES, INC.

/s/ JEANNE BYRNES                       By: /s/ JOE FILIPEK               (SEAL)
---------------------                      ------------------------------

                                        Printed Name: Joe Filipek
                                                     --------------------

                                        Title: President/CEO
                                              ---------------------------

                                        Date: 9/21/98
                                             ----------------------------


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                                   EXHIBIT A





                                  [FLOOR PLAN]



                                                                [INITIAL STAMP]
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                                  [FLOOR PLAN]



                                                                [INITIAL STAMP]